Exhibit 10 (ai)

AMENDMENT NO. 3
TO
INVACARE CORPORATION DEFERRED COMPENSATION PLUS PLAN
(Effective January 1, 2005)

This Amendment No. 3 is executed as of this 18th day of November, 2011, by Invacare Corporation, an Ohio corporation (hereinafter referred to as the “Company”).
WITNESSETH:
WHEREAS, effective January 1, 2005, the Company adopted the Invacare Corporation Deferred Compensation Plus Plan (the “Plan), which permits certain management and highly compensated employees to make certain nonqualified deferrals of compensation; and
WHEREAS, the Plan has been amended from time to time; and
WHEREAS, the Company now desires to amend the provisions of the Plan relating to amendments to the Plan; and
WHEREAS, the Company reserved the right, pursuant to Section 9.1 of the Plan, to make certain amendments thereto;
NOW, THEREFORE, effective as of November 18, 2011, the Company hereby amends the Plan as follows (all capitalized terms not otherwise defined in this Amendment have the meanings ascribed to them in the Plan):
1.    Section 9.1 is hereby amended to read as follows:
“9.1    Power to Amend or Terminate.
The Company reserves the right, by action of the Compensation Committee of the Board in its sole discretion, to retroactively or prospectively amend, modify or terminate this Plan at any time. The Company also reserves the right, by action of the Compensation Committee in its sole discretion, to retroactively or prospectively amend, modify or terminate any Special Participation Agreement at any time, provided that no such action shall reduce the amount credited to the Participant's Retirement Account under any Special Participation Agreement as of immediately prior to such amendment without the consent of such Participant.”
2.    The Plan is hereby further amended to give effect to the Compensation Committee's actions on September 29, 2011, with respect to the Special Participation Agreement for Mr. Will.

IN WITNESS WHEREOF, Invacare Corporation, by its duly authorized officers, has caused this Amendment to be executed as of the day and year first above written.

INVACARE CORPORATION

/s/ Patricia Stumpp
Patricia Stumpp Senior Vice President - Human Resources
Date:	November 18, 2011